                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial and Other Data" and to the use of our report dated March 15, 1999, with respect to the consolidated financial statements of American Cellular Corporation, and our report dated March 15, 1999, with respect to the consolidated financial statements of PriCellular Corporation included in the Registration Statement (Form S-1) and related prospectus of Dobson Communications Corporation for the registration of its Class A Common Stock.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
November 9, 1999